Exhibit 99.1
Press Release
SGX Pharmaceuticals Announces First Quarter 2007 Financial Results
SAN DIEGO, May 14, 2007 — SGX Pharmaceuticals (NASDAQ: SGXP) today announced financial results for the quarter ended March 31, 2007. For the quarter, the Company posted revenues of $11.0 million and a net loss of $1.1 million. Cash, cash equivalents and short-term investments totaled $30.8 million at March 31, 2007 as compared to $33.9 million held at December 31, 2006.
“We continue to make good progress on our internal programs, in particular on SGX523, our MET tyrosine kinase inhibitor,” said Mike Grey, President and Chief Executive Officer. “We look forward to completing formal toxicology studies later this year and submitting an IND for SGX523 in the first quarter of 2008. In addition, we remain on track to file an IND for our BCR-ABL program for the treatment of chronic myelogenous leukemia in collaboration with Novartis during the first half of 2008.”
Financial Results
Total revenues in the first quarter of 2007 were $11.0 million, compared to $4.7 million in the first quarter of 2006. Revenues were derived primarily from collaborations, commercial agreements, and grants involving the Company’s technology, such as its FASTTM drug discovery platform. The increase in revenues related to the Novartis collaboration initiated in March 2006 and the recognition of approximately $3.5 million of revenue related to the reimbursement of overhead costs incurred on grant research efforts since the commencement of the grant in July 2005, partially offset by collaborations that ended.
Research and development expenses totaled $10.0 million for the first quarter of 2007, compared to $12.1 million in the same period of 2006. The decrease in research and development expenses is primarily attributable to lower development costs associated with clinical trial activities, partially offset by additional costs incurred in connection with the research and development of our oncology pipeline.
General and administrative expenses totaled $2.2 million for the first quarter of 2007, compared to $3.1 million in the same period of 2006. The decrease in general and administrative expenses is primarily attributable to lower stock-based compensation expense for option and restricted stock grants and lower professional services costs.
SGX reported a net loss attributable to common stockholders for the first quarter ended March 31, 2007 of $1.1 million, or $0.07 per share. This compares with a net loss attributable to common stockholders for the first quarter ended March 31, 2006 of $10.5 million, or $1.06 per share. The decrease in the net loss is primarily attributable to an increase in revenues related to the Novartis collaboration and the recognition of revenue from grant-related activities, a decrease in costs associated with clinical trial activities, and a decrease in stock-based compensation expense for option and restricted stock grants.
About SGX Pharmaceuticals
SGX Pharmaceuticals is a biotechnology company focused on the discovery, development and commercialization of innovative cancer therapeutics. The SGX oncology pipeline includes drug candidates from its enabling, proprietary FASTTM drug discovery platform, such as next generation BCR-ABL inhibitors currently being developed in partnership with Novartis, MET tyrosine kinase inhibitors, including SGX523, and potent JAK2 inhibitors. More information on the pipeline and drug discovery platform can be found at www.sgxpharma.com and in the Company’s various filings with the Securities and Exchange Commission.
Forward-looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to, statements related to research and development programs, plans for 2007 and 2008, expectations regarding the timing of the filing of INDs, the potential of the Company’s inhibitors as treatments for certain cancers and the ability to discover, develop and commercialize cancer therapeutics. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, which include, without limitation, the potential failure of development candidates to advance through preclinical studies or demonstrate safety and efficacy in clinical testing and the ability to file INDs or commence clinical studies in the referenced time frames. The results of early preclinical studies or clinical trials may not be predictive of future results, and the Company cannot provide any assurances that any of its compounds or development candidates will have favorable results in preclinical studies or future clinical trials. In addition, results may be affected by risks related to the implementation of its collaborations, competition from other biotechnology and pharmaceutical companies, its effectiveness at managing its financial resources, the level of resources that its collaborative partners devote to development of its product candidates, the scope and validity of patent protection for its products, and its ability to obtain additional funding to support its operations. For a discussion of these and other factors, please refer to the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2006, as well as other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and SGX undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.
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Contact: Todd Myers	Jason Spark
Chief Financial Officer	Media & Investor Relations
SGX Pharmaceuticals	Porter Novelli Life Sciences
(858) 558-4850	(619) 849-6005

SGX PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
Revenue:
Collaborations and commercial agreements	$5,647	$3,357
Grants	5,321	1,372

Total revenue	10,968	4,729

Expenses:
Research and development	10,018	12,051
General and administrative	2,233	3,068

Total operating expenses	12,251	15,119

Loss from operations	(1,283)	(10,390)
Interest income (expense), net	185	(25)

Net loss	(1,098)	(10,415)
Accretion to redemption value of redeemable convertible preferred stock	—	(49)

Net loss attributable to common stockholders	$(1,098)	$(10,464)

Basic and diluted net loss per share attributable to common stockholders	$(0.07)	$(1.06)

Shares used to compute basic and diluted net loss per share attributable to common stockholders	15,228	9,886

	Three Months Ended March 31, 2007			Three Months Ended March 31, 2006
		Stock-based			Stock-based
		compensation	Reported		compensation	Reported
	non-GAAP	expense	GAAP results	non-GAAP	expense	GAAP results

Net loss attributable to common stockholders	$(109)	$(989)	$(1,098)	(8,895)	$(1,569)	$(10,464)

Basic and diluted net loss per share attributable to common stockholders	$(0.01)	$(0.06)	$(0.07)	(0.90)	$(0.16)	$(1.06)

Research and development expenses	$9,517	$501	$10,018	11,158	$893	$12,051

General and administrative expenses	$1,745	$488	$2,233	2,392	$676	$3,068
SGX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2007	2006
Assets
Cash, cash equivalents and short-term investments	$30,755	$33,877
Accounts receivable	2,539	3,532
Other current assets	2,216	1,616
Property and equipment, net	4,934	5,435
Other assets	3,999	4,004

Total assets	$44,443	$48,464

Liabilities and stockholders’ equity
Current liabilities	$19,027	$21,762
Deferred revenue, long-term	11,541	13,023
Other liabilities, net of current portion	44	66
Stockholders’ equity	13,831	13,613

Total liabilities and stockholders’ equity	$44,443	$48,464